Exhibit 99.2

REPUBLIC BANCSHARES, INC.

PRESS RELEASE

Date:	January 21, 2004

Contact:	William R. Klich, President & CEO-Republic Bancshares/Chairman & CEO-Republic Bank Chairman & CEO – Republic Bank

William R. Falzone, Executive Vice President & Chief Financial Officer (727) 823-7300

FOR IMMEDIATE RELEASE

REPUBLIC BANCSHARES, INC. ANNOUNCES ANNUAL DIVIDEND OF $0.30 PER SHARE

St. Petersburg, Florida, January 21, 2004 — Republic Bancshares Inc., (the “Company”, Nasdaq: REPB), the parent company of Republic Bank (the “Bank”), today announced that the Company’s board of directors had declared an annual cash dividend of $0.30 per share, payable on February 6, 2004, to shareholders of record at January 23, 2004.

Republic Bancshares is traded on the Nasdaq National Market under the trading symbol “REPB.” Through its banking subsidiary, Republic Bank, the Company today operates 71 full service banking offices throughout Florida and at $2.8 billion in total assets is one of the largest independent banking organizations in Florida. The Bank offers Internet banking services at its website address, www.republicbankfl.com. Shareholder inquiries can be made to (727) 823-7300 or via e-mail at shareholders@republicbankfl.com. The Company’s transfer agent is Mellon Investor Services. Inquiries to the transfer agent can be made via phone to (800) 756-3353 or via facsimile transmission to (412) 236-8157.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements regarding our operating results, based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These statements may include the words “believes”, “expects”, “may”, “will”, “projects”, “contemplates”, “anticipates”, “forecasts”, “intends” or similar terminology. Because these statements reflect our current views concerning future events, they involve risks and uncertainties, including: the adequacy of our loan loss allowance; our ability to achieve fee income growth; current economic conditions; fluctuations in operating results; retaining key personnel; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in any of our Reports on Form 10-K, 10-Q and 8-K, and in our other securities filings and press releases. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.